ONE ENERGY CENTER
LEASE

BETWEEN

SM BRELL II, L.P., a California limited partnership,
Landlord

and

LUCEO, INC., an Illinois corporation
Tenant

March ___, 2006

SCHEDULE
TO
ONE ENERGY CENTER LEASE

WITH

LUCEO, INC.,

TENANT, an Illinois corporation

Date of Lease:	March ___, 2006
Demised Premises:	A part of the 2nd floor, Suite 268, of the Building known as "One Energy Center" ("the Building") located in Naperville, Illinois on the real estate legally described in Exhibit A to the Lease.
Term:	Commencing: April 15, 2006 Ending: April 30, 2008
Base Rent:	(a) Total for Term: Twenty Six Thousand Six Hundred Seventeen and 17/100 Dollars, ($26,617.17) (b) Payable in monthly installments as follows:

PERIOD	BASE RENT($/RSF)	MONTHLY BASE RENT	PERIOD BASE RENT
04/15/06 – 04/30/07	$13.00	$1,069.25	$13,401.24
05/01/07 – 04/30/08	$13.39	$1,101.33	$13,215.93

Demised Premises:	987 Rentable Square Feet ("RSF")
Tenant's Percentage:	0.607% (based on a total Building area of 162,560 rentable square feet)
Permitted Uses:	General Business Office Use Only
Rent Abatement:	N/A
Additional Rent:	Tenant shall pay its proportionate share of operating expenses and real estate taxes.
Address for Notice to Tenant:	Prior to Commencement of Term: Luceo, Inc. 1431 Kallien Avenue Naperville, IL 60540 __________ After Commencement of Term: The Demised Premises, except that if there is an address in the following blank, to the following address: __________

	____________________ ____________________
Address For Notice to Landlord:	One Energy Center 40 Shuman Boulevard Naperville, Illinois 60536 Attn: Building Manager
Security Deposit:	$3,390.00
Brokers:	CB Richard Ellis

THIS LEASE made as of the Date of Lease set forth in the Schedule to Lease immediately preceding this page ("Schedule") between SM BRELL II, L.P., a California limited partnership ("Landlord") and the Tenant shown on the Schedule, which Schedule is, together with all terms defined therein, hereby incorporated by reference.

WITNESSETH:

Landlord hereby leases to Tenant, and Tenant hereby accepts, the Demised Premises described on the Schedule for the Term shown on the Schedule, unless sooner terminated as provided herein. In consideration thereof, Landlord and Tenant hereby mutually agree as follows:

1. RENT. Tenant shall pay to Landlord, at 40 Shuman Boulevard, Naperville, Illinois 60563 or other place Landlord may designate from time to time, the following payments as "Rental" hereunder:

(a) Base Rent, subject to adjustment as hereinafter set forth, in the amounts set forth in the Schedule; and

(b) all other payments and amounts due from Tenant to Landlord hereunder.

All payments of Rental shall be made payable to the order of SM Brell II, L.P., Manager, or other party as designated by Landlord. Monthly installments of Base Rent shall be due on the first day of the month for which the installment of Base Rent is due and owing. All Rental shall be payable without notice or demand, and without abatement, deduction, counterclaim or setoff except as provided for on page i of the Schedule. Base Rent shall be prorated with respect to any period which is less than a full calendar month based on the ratio between the number of days in the Term falling within such month and the total number of days in such month.

2. BASE RENT ADJUSTMENT: TAXES AND EXPENSES

(a) For any calendar year during the Term, "Taxes" (as hereinafter defined) shall increase the Base Rent for such calendar year by an amount equal to the Tenant's Percentage (as shown on the Schedule) of such Taxes.

(b) For any calendar year of the Term, "Expenses" (as hereinafter defined) shall increase the Base Rent for such calendar year by an amount equal to the Tenant's Percentage (as shown on the Schedule) of such Expenses.

(c) The term "Taxes" shall mean all taxes and assessments, of every kind and nature, special or otherwise, levied upon, assessed against or attributable to the Property, including without limitation general real property taxes imposed by federal, state, or local governments (excluding income, franchise, capital stock, federal and state estate and inheritance taxes, and taxes based on receipt of rentals) and any personal property taxes imposed upon fixtures, machinery, apparatus systems and appurtenances in, upon or used in connection with the Building for the operation thereof.

For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

If at any time during the Term the method of taxation then prevailing shall be altered so that any tax, assessment, levy, imposition or charge or any part thereof, shall be imposed upon Landlord (or if Landlord is a Trustee, then upon beneficiaries of Landlord) in place, or partly in place, of any such taxes or increase therein, heretofore described in this Subsection (c), and shall be measured by or be based in whole or in part upon the Property or the rents or other income therefrom, then all such taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured, or based, shall be included in Taxes, to the extent that such items would be payable if the Property were the only property of Landlord (or the only property of the beneficiaries

under the Trust, if Landlord is a Trustee) subject thereto and the only rent and other income of Landlord (or the only income of the beneficiaries under the Trust, if Landlord is a Trustee).

(d) "Expenses" means and include those expenses paid or incurred by the Landlord in connection with the ownership, leasing, management, operation and repair of any part of the Property, including without limitation, the costs of: electricity (excluding Landlord's costs for electricity which are reimbursed by Tenant or other tenants); steam; water; fuel; heating; lighting; air-conditioning; window cleaning; janitorial service; trash and snow removal; landscaping and repair and maintenance of grounds; insurance, including but not limited to fire, extended coverage, liability, workmen's compensation, elevator, or any other insurance carried in good faith by the Landlord and applicable to the Property; uniforms; painting (excluding painting of tenant premises reimbursed directly by other tenants); management fees (excluding brokerage fees, initial construction costs for new space leased to other tenants, and extraordinary promotional expenses such as broker open houses); supplies; sundries; sales or use taxes on supplies or services; wages and salaries of all persons engaged in the operation, maintenance and repair of the Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, providing coverage for disability benefits, costs of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which the Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Property, the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, maintaining or repairing of the Property, legal and accounting expenses, including, but not to be limited to, such expenses as relate to seeking or obtaining reductions in and refunds of Taxes; the costs of capital improvements to the Property, as reasonably amortized by Landlord, with interest on the unamortized amount at a rate equal to Landlord's then applicable borrowing rate as determined in good faith by Landlord, but only to the extent such improvements are incurred either (i) to reduce any component cost included within Expenses, or (ii) to keep the Property in compliance with applicable governmental laws, ordinances, rules and regulations, whether or not such laws, ordinances, rules or regulations are valid and mandatory; any dues, assessments or other charges imposed on the Property by reason of the Property's inclusion in the Naperville Office Park, or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with sound accounting and management principles would be considered as an expense of maintaining, operating, or repairing the Property. If the Building is not fully rented during all or a portion of any year, Landlord shall make an appropriate adjustment of the Expenses for such year employing sound accounting and management principles, to determine the amount of Expenses that would have been paid or incurred by the Landlord had the Building been fully rented, and the amount so determined shall be deemed to have been the amount of Expenses for such year. Similarly, if Landlord does not furnish any particular service whose cost would have constituted an Expense to a tenant who has undertaken to perform such service itself, Expenses shall be increased by the amount which Landlord would have incurred if it had furnished such service to such tenant. If any expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years.

(e) Notwithstanding the foregoing, the Base Rent adjustments under subparagraphs (a) and (b) for any period in any calendar year during the term of this Lease which includes less than a full calendar year shall be determined on the basis of Taxes and Expenses during the entire calendar year and then prorated on a per diem basis in accordance with the number of days in such calendar year included within the Term. If this Lease commences during a year in which the Building was constructed, the actual Taxes and Expenses for such year shall be multiplied by a fraction, the denominator of which is 365, and the numerator of which is the number of days in such year the Building was occupied by any tenant.

(f) As soon as practicable after the beginning of each calendar year, commencing with the calendar year following the year in which this Lease is dated, the Landlord will furnish to Tenant a statement for a year ("Annual Statement") showing the budgeted Taxes and Expenses for such year, the actual Taxes and Expenses for the immediately preceding year, if the amounts are then known and if any estimate for the same was furnished to Tenant, and the resulting adjustments to the Base Rent for such year and for the immediately preceding year. It is the intention hereunder to estimate the amount of the Taxes and Expenses in and for each such year, and then adjust such estimate in the following year based upon the actual Taxes and Expenses incurred and/or paid for by Landlord. The obligation of the parties with respect to the payment of any increases or decreases in Base Rent Adjustments shall survive the termination of the Lease.

(g) The payment of any increase or the credit for any decrease in Rental pursuant to the provisions of this Section 2 shall be made as follows: On the first day for the payment of Rental under this Lease following the furnishing of the Landlord's Annual Statement (1) the Tenant, in the event of an increase, shall pay to the Landlord a sum equal to one-twelfth of the Tenant's share of such increase multiplied by the number of months then elapsed commencing with January 1st of the appropriate calendar year, (except as otherwise modified herein for fractional periods) and, in advance, one-twelfth of such share in respect to the then current month; and (2) thereafter, until the next Annual Statement shall be rendered, the monthly installments of Rental payable under this Lease shall be increased or decreased, as the case may be, by an amount equal to one-twelfth of the Tenant's share of such increase or decrease before the adjustment, if any, resulting from Landlord's Annual Statement showing the differences between the budgeted Taxes and Expenses and the actual Taxes and Expenses as provided in Subsection (f) above, and before adjustment, if any, for Tenant's payment of Rental prior to such period. Any payment, refund, or credit made pursuant to this Subsection (g) shall be made without prejudice to any right of the Tenant to dispute or of the Landlord to correct any item or items in such statement pursuant to Subsection (h) hereof. Any adjustment required pursuant to said Subsection (h) shall be made within twenty (20) days after the decision requiring such adjustment shall have been rendered by the certified public accountants concerned.

(h) If the Tenant shall dispute in writing any specific item or items included by the Landlord in determining the expenses of maintaining and operating the Building or the additional expenses which would have been incurred had the Building been one hundred percent (100%) occupied, and such dispute is not amicably settled between the Landlord and the Tenant within thirty (30) days after statements therefor have been rendered, either party may during the thirty (30) days refer such disputed item or items to Landlord's certified public accountants, or other reputable independent certified public accountant selected by the Landlord, for decision and the decision of such accountant shall be final, conclusive and binding upon the Landlord and the Tenant. The expenses involved in such determination shall be borne by the party against whom a decision is rendered by said accountants provided that if more than one item is disputed and a decision shall be rendered against each party in respect to any item or number of items so disputed then the expenses shall be apportioned according to the number of items decided against each party. If the Tenant shall not so dispute any item or items of any such statement within thirty (30) days after such statement has been rendered the Tenant shall be deemed to have approved such statement. The Landlord shall have the right, for a period of twelve months after the rendering of any statements (or for a longer period, if reasonably required in order to ascertain the facts as to any change in Taxes or in any Expenses) to send corrected statements to the Tenant, and any rent adjustments required thereby shall be made within thirty (30) days thereafter.

(i) The Landlord shall keep and make available to the Tenant's accountant for a period of sixty (60) days after statements are rendered as provided in this Section 2, records in reasonable detail of the general real property tax payments and the expenses for maintaining and operating the Building for the period covered by such statement or statements and shall permit the Tenant's accountant to examine and audit such of its records as may reasonably be required to verify such statements, at reasonable times during business hours.

3. INTENTIONALLY OMITTED

4. SERVICES. During "Normal Business Hours", which phrase shall mean the periods from 8:00 a.m. to 6:00 p.m. Monday through Friday of each week and from 8:00 a.m. to 1:00 p.m. on Saturdays (exclusive of all days observed by the state or federal government as legal holidays), Landlord shall provide the following services, without additional charge to Tenant (except as provided in subparagraph 4(d)):

(a) Heat and air conditioning, when in the judgment of the Landlord it may be required for the comfortable occupancy of the Demised Premises under normal business operations.

(b) Municipal water from regular Building outlets for drinking, washrooms and toilet purposes.

(c) Adequate operatorless passenger elevator service and freight elevator service, subject to scheduling by Landlord.

(d) Tenant shall contract directly with the public utility serving the area in which the Building is located for the supply of Tenant's electrical current requirements. Except as hereinafter provided, Landlord shall have no obligation or liability to Tenant with respect to the supply of Tenant's electrical requirements. Tenant

agrees to purchase from the Landlord all lamps, bulbs, ballasts and starters used in the Demised Premises. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in the Landlord's sole judgment the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. It is further covenanted and agreed by the Tenant that all the aforesaid costs and expenses are chargeable and collectible as additional rent and shall be paid by the Tenant to the Landlord within five (5) days after rendition of any bill or statement to the Tenant therefor. Tenant shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of the Landlord in each instance. All wiring shall be in rigid conduit or as permitted by applicable codes.

In the event Landlord determines that it shall furnish electric current, the Tenant covenants and agrees to purchase the same from the Landlord or Landlord's designated Building Manager at the terms, classifications and rates charged to such consumers by the public utility corporation serving the area where the Building is located. Bills therefor shall be rendered at such time as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as additional rent. In the event that such bills are not paid within five (5) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the Demised Premises without releasing Tenant from any liability under this Lease and without Landlord or Landlord's Building Manager incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service. If any tax is imposed upon Landlord's receipts from the sale or resale of electrical energy or gas or telephone service to Tenant by a municipal, state or federal agency, Tenant covenants and agrees that, where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to, and be included in the bill of, and paid by, Tenant to Landlord.

Landlord may discontinue any of the aforesaid electrical services upon thirty (30) days notice to Tenant without being liable to Tenant therefor or without in any way affecting this Lease or the liability of the Tenant hereunder or causing a diminution of rent and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued and the Landlord shall permit the Tenant to receive such service direct from said public utility corporation and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

(e) Janitorial services Monday through Friday (exclusive of state and federal legal holidays). No person shall be employed by Tenant to do janitorial work in the Demised Premises unless Landlord shall give its written consent thereto. Any person employed by Tenant with Landlord's consent to do janitorial work shall, while in the Building, either inside or outside of the Demised Premises, abide by such rules and regulations as may be imposed by the Manager (but not as agent or servant of said Manager or the Landlord).

If Tenant requests Landlord to supply heat or air conditioning at times other than Normal Business Hours, then upon reasonable advance notice to Landlord, Landlord will supply the necessary heat or air conditioning at a cost to Tenant of one hundred twenty percent (120%) of Landlord's cost of supplying such heat or air conditioning to the zone requested by Tenant (such cost specifically shall include amortization of Landlord's equipment).

Landlord will perform such additional services on such terms and conditions as may be mutually agreed upon by Landlord and Tenant. All charges for such additional services shall be due and payable at the same time as the installment of Rental with which they are billed, or, if billed separately, shall be due and payable within five (5) days after such billing. In case Tenant shall fail to make payment for any such additional services Landlord may, without notice to Tenant, discontinue any or all of such services.

Tenant agrees that Landlord shall not be liable in any way for any damage or inconvenience caused by stoppage of any of the elevators, or for failure to furnish, or delay in furnishing, any other service when such failure or delay is occasioned, in whole or part, by repairs, renewals or improvements, or by any strike, lockout or other

labor trouble, or by inability to secure electricity, gas, water, coal or other fuel at the Building, or by any accident or casualty whatsoever, or by the act or default of Tenant or other parties, or by any law, order, ordinance or regulation of any municipal, local, state or federal government, agency or authority, or by any other causes beyond the reasonable control of Landlord; nor shall such failure or delay be deemed to effect an eviction, constructive or actual, of Tenant, or give rise to any right on the part of Tenant to any abatement or reduction of Rental or to terminate this Lease.

Landlord reserves the right to erect, use, connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wires in, to and through the Property as and to the extent that Landlord deems necessary or appropriate for the proper operation and maintenance of the Property (including the servicing of other tenants in the Building) and the right at all times to transmit water, heat, air-conditioning and electric current through such pipes, ducts, conduits, cables, plumbing, vents and wires.

5. CONDITION OF DEMISED PREMISES AND DISCLAIMER OF WARRANTIES. The Tenant's taking possession shall be conclusive evidence as against the Tenant that the Demised Premises were in good order and satisfactory condition when the Tenant took possession. No promise of the Landlord to alter, remodel or improve the Demised Premises or the Building and no representation respecting the condition of the Demised Premises or the Building have been made by the Landlord to the Tenant unless the same is contained herein or in any contemporaneous or subsequent written instrument or made a part hereof.

TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

6. USE. Tenant shall use and occupy the Demised Premises only for the Permitted Uses set forth in the Schedule, and no other purpose. Tenant's use of the Demised Premises shall at all times conform to all applicable laws, ordinances, regulations and codes and to the requirements of any applicable fire rating bureau or other body exercising similar function. Tenant shall not permit in the Premises either the generation, treatment, storage or disposal of any hazardous substances and materials or toxic substances of any kind as described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. 6901 et seq.), any regulations adopted under these acts, or any other present or future federal, state, county or local laws or regulations concerning environmental quality, health, safety, contamination, clean-up and environmental protection and Tenant shall prohibit its assignees, sublessees, employees, agents and contractors (collectively "Permitees") from doing so; and Tenant shall indemnify, defend and hold Landlord and its agents harmless from all loss, costs, foreseeable and unforeseeable, direct or consequential, damages, liability, fines, prosecutions, judgments, litigation, and expenses, including but not limited to, clean-up costs, court costs, and reasonable attorneys' fees arising out of any violation of the provisions of this Section 6 by Tenant or its Permitees.

7. REPAIRS. Tenant will, at its own expense, keep the Demised Premises in good order, repair and tenantable condition at all times during the Term. Except for repairs and restoration to be made by Landlord pursuant to the provisions in Section 14 and 15 hereof, Tenant shall promptly and adequately repair all damage to the Demised Premises and replace or repair all damaged or broken glass, fixtures and appurtenances. If the Tenant does not do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay the Landlord the costs thereof, plus a fee of fifteen percent (15%) to cover Landlord's overhead, forthwith upon being billed for same. Landlord may enter the Demised Premises at all reasonable times to make such repairs and replacements.

8. ALTERATIONS. Tenant shall not, without the prior written consent of Landlord, (which consent may be conditioned upon, by way of example but not of limitation, the payment of a reasonable fee to Landlord and suitable evidence of appropriate insurance coverages) make any alterations, improvements or additions to the Demised Premises. All alterations, improvements and additions, whether temporary or permanent in character, made by Landlord or Tenant (if so agreed in writing by Landlord) in or upon the Demised Premises shall, unless Landlord requests their removal by Tenant, become Landlord's property and shall remain upon the Demised Premises at the termination of this Lease by lapse of time or otherwise, without compensation to Tenant. Nothing

herein shall give Landlord any interest in Tenant's office furniture and equipment, which shall remain the property of Tenant subject to the provisions of Section 18 hereof.

9. COVENANT AGAINST LIENS. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed against the Property to any part thereof, and, in case of any such lien attaching, to immediately pay off and remove the same. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Property or any part thereof. If Tenant fails to discharge such lien within ten (10) days of its filing, then, in addition to any other right or remedy of Landlord, Landlord may, at its election, discharge the lien. Tenant shall pay on demand any amount paid by Landlord for the discharge or satisfaction of any such lien, and all attorneys' fees and other costs and expenses of Landlord incurred in defending any such action or in obtaining the discharge of such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith. Tenant hereby expressly recognizes that in no event shall it be deemed the agent of Landlord and no contractor of Tenant shall by virtue of its contract be entitled to assert any lien against the Demised Premises, Building or Property.

10. WAIVER OF CLAIMS AND INDEMNITY. To the extent not expressly prohibited by law, Tenant hereby waives all rights to recover from and all liability of, Landlord and its members, officers, agents, servants and employees for any damage either to person or property sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or occurrence in or about the said Building. This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, sewer gas or odors or by the bursting or leaking of pipes, faucets and plumbing fixtures, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Demised Premises shall be at the risk of Tenant only and that Landlord shall not be liable for any damage thereto or theft thereof.

Tenant agrees to indemnify and save the Landlord, the trust of which it is a beneficiary if Landlord is a Trustee, Landlord's members and their respective agents and employees harmless against any and all claims, demands, costs and expenses, including reasonable attorneys' fees for the defense thereof, arising from Tenant's occupation of the Demised Premises or from any breach or default on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, servants, employees or invitees, in or about the Demised Premises. In case of any action or proceeding brought against Landlord, said trust, Landlord's partners or their respective agents or employees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

11. RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business, and without effecting an eviction, constructive or actual, or giving rise to claim for set-off or abatement of Rental:

(a) To change the Building's name or street address.

(b) To install, affix and maintain any and all signs on the exterior and/or interior of the Building.

(c) To show the Demised Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term and, if vacated during the last year of the Term, to prepare the Demised Premises for re-occupancy.

(d) To decorate or to make repairs, alterations, additions, or improvements whether structural or otherwise, in and about the Building, or any part thereof, which Landlord may deem necessary, or which may be required by the City of Naperville or the Naperville Office Park or by any governmental agency having jurisdiction over the Demised Premises or the Building, and for such purposes to enter upon the Demised Premises, and, during the continuance of any said work, to temporarily close doors, entranceways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, provided that Landlord will at all

times use its best efforts to maintain reasonable accessibility to the Demised Premises, and to minimize any disruption of Tenant's business.

(e) To grant to anyone the exclusive right and privilege to conduct any business in the Building, and such exclusive right and privilege will be binding upon Tenant, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

(f) To approve the weight, size and location of safes, printing machinery, computers and other heavy equipment and articles in and about the Demised Premises and the Building and to require all such items and furniture and similar items to be moved into and/or out of the Building and Demised Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

(g) To close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant's right to admittance under such regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building.

12. RULES AND REGULATIONS. It is the intention of Landlord that the Building shall be operated at all times as a first class non-institutional office building, and Tenant covenants that it will not engage in or permit any activities which are not consistent with such standard. In furtherance of this purpose, but not in limitation thereof, Tenant agrees to abide by the following rules and regulations, and further agrees that Landlord may make such changes or additions to such rules and regulations as it may reasonably deem necessary or advisable so long as additions or changes do not discriminate against Tenant:

(a) Any sign, lettering, picture, notice or advertisement installed within the Demised Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building.

(b) No window shades, blinds, draperies, or screens shall be in any window or door in the Demised Premises, except in such manner, character and style as Landlord may approve in writing.

(c) Tenant shall not place objects against glass partitions or doors in the Demised Premises, except in such manner, character and style as Landlord may approve in writing.

(d) No showcases or other articles shall be placed in front of or affixed to any part of the exterior of the Demised Premises, and Tenant will not, and will not permit its employees, customers, licensees, and other invitees to obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building.

(e) Tenant shall not make noises, cause disturbances, or vibrations or use or operate any electrical or electronic devices or other devices that emit sound or other waves or disturbances, or create odors, which may be offensive to tenants and occupants of the Building or, which may interfere with the operation of any machinery, device or equipment from or within the Building or elsewhere, including the operation of any device or equipment for the sending or receipt of radio and television broadcasts, and shall not, place or install any projections, antennae, aerials or similar devices inside or outside of the Demised Premises.

(f) Tenant shall not install or operate in the Demised Premises machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Demised Premises without the written permission of the Landlord.

(g) Tenant shall, at its sole expense, comply with all rules, orders, regulations or requirements of the Fire Department, Illinois Inspection and Rating Bureau, Fire Insurance Rating Organization or other authority

having jurisdiction and shall not do, or permit anything to be done upon the Demised Premises which will be in conflict with fire insurance policies covering the Building, or bring or keep anything therein except as now or hereafter permitted by the Fire Department, such Rating Organization or other similar body and then only in such quantity and manner of storage as not to increase the rate or premium for fire insurance applicable to the Building, or use the Demised Premises in a manner which will increase the rate or premium of fire insurance on the Building over that in similar first class office buildings or in effect prior to this Lease.

(h) Tenant will not use, nor permit, upon the Demised Premises anything which is unlawful or may be dangerous to the persons or property.

(i) Tenant will pay all extra insurance premiums which may be caused by the use which Tenant may make of the Demised Premises.

(j) Tenant will not do anything or permit anything to be done, upon the Demised Premises which tends to create a nuisance or to disturb any other tenant in the Building or the occupants of any other property, or tends to injure the reputation of the Building.

(k) Tenant will not use or permit the use of the Demised Premises for lodging or cooking.

(l) Tenant shall not place any vending machines of any kind in or about the Demised Premises.

(m) Without the prior approval of Landlord, Tenant shall not make any arrangement or agreement for the furnishing to the Demised Premises of ice, drinking water, towels, toilet supplies, shoe shine, catering food and beverages or other like services and commodities, Landlord reserving to itself the exclusive right to designate, limit, restrict, and control the furnishing of such services and commodities in and to the Building and its tenants.

(n) Tenant shall not conduct any auction, fire or "going out of business", or bankruptcy sales in or from the Demised Premises.

(o) Tenant shall not make any room-to-room canvass to solicit business from the other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Demised Premises unless ordinarily embraced within the Tenant's use of the Demised Premises specified herein.

(p) In advertising or other publicity, Tenant, without Landlord's prior written consent, shall not use the name of the Building, except as the address of its business, nor use pictures of the Building.

(q) Tenant shall not waste water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating, air conditioning and other systems and in this connection will use its best efforts to keep public corridor doors closed and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

(r) Door keys for doors to and within the Demised Premises will be furnished at the commencement of this Lease by Landlord, and Tenant shall purchase duplicate keys only from Landlord. Tenant shall not affix additional locks on any doors to or within the Demised Premises without Landlord's prior written consent, and Landlord shall be furnished with duplicate keys to any such additional locks. When this Lease is terminated, Tenant shall return all keys to Landlord and will disclose to Landlord the combination of any safes, cabinets or vaults left in the Demised Premises.

(s) Tenant assumes full responsibility for protecting the Demised Premises from theft, robbery, pilferage and vandalism which includes keeping doors locked and other means of entry to the Demised Premises closed and secured.

(t) Tenant will report all peddlers, solicitors, canvassers and beggars to the office of the Building or to such person as Landlord requests, and hold Landlord harmless from all costs, damages, liens and expenses related thereto. If Tenant desires signal communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

13. INSURANCE. At all times during the Term of this Lease, Tenant shall maintain customary insurance for an office tenant, with such terms, coverages, and insurers as Landlord shall reasonably require from time to time. Initially, such insurance shall include:

(a) Insurance covering all additions, improvements and alterations to the Demised Premises made by or at the expense of Tenant and all office furniture and equipment trade fixtures, merchandise and other items of Tenant's property in the Demised Premises, against loss or damage by fire and such other hazards as may be insured by the form of extended coverage in effect (including specifically water damage, vandalism and malicious mischief if available) in an amount equal to one hundred percent (100%) of the full replacement value of such property.

(b) Comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in or about the Demised Premises insuring Landlord (including for such purpose Landlord's Building Manager, any land trust which may hold title to the Property and any beneficiary thereof if the Landlord is a Trustee) and Tenant as co-insureds and such other persons, firms or corporations as are designated by Landlord to afford protection to the limits of not less than one million dollars ($1,000,000) for combined single limit bodily injury and property damage liability. Tenant shall increase its insurance coverage, but not more frequently than each calendar year, if in the opinion of Landlord or any mortgagee of Landlord, the amount of public liability and/or property damage insurance coverage at that time is not adequate.

All such insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of Illinois and shall be in forms, companies, and unless otherwise provided herein, in amounts reasonably satisfactory to Landlord. Tenant shall, prior to the commencement of the Term of this Lease, furnish to Landlord certificates and endorsements evidencing such coverage, which certificates and endorsements shall state that such insurance may not be changed or canceled without at least thirty (30) days prior written notice to Landlord and Tenant, and thereafter certificates of renewal shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the original policies, or preceding renewals, as the case may be.

14. FIRE OR CASUALTY

(a) If the Demised Premises shall be partially damaged by fire or other casualty, the damages shall be repaired by and at the expense of Landlord and the Rental until such repairs shall be made shall be apportioned according to the part of the Demised Premises which is usable by Tenant. Tenant shall immediately notify Landlord of any damage to the Demised Premises caused by fire or any other casualty.

(b) If the Demised Premises are totally damaged or are rendered wholly untenantable or if the Building shall be substantially damaged by fire or other casualty, then Landlord may, no later than ninety (90) days following the damage, give Tenant a notice in writing electing either (i) to terminate this Lease; or (ii) to repair and restore the Demised Premises including, at Landlord's option, demolishing and rebuilding the same, and to continue this Lease in full force and effect. If Landlord elects to terminate this Lease, the term of this Lease shall expire upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. If Tenant shall not be in default under this Lease, then upon the termination of this Lease under the conditions provided for in the next preceding sentence, Tenant's liability for Rental shall cease as of the day following such damage. If Landlord elects to repair and restore the Demised Premises or the Building and to continue this Lease in effect, this Lease shall not terminate and the Demised Premises or the Building shall be repaired and restored by and at the expense of Landlord and the Rental until such repairs or restoration shall be made shall be apportioned according to the part of the Demised Premises which is usable by Tenant. Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by Tenant, all of which shall be repaired, restored or replaced by Tenant.

(c) No penalty shall accrue for reasonable delay which may arise by reason or adjustment of fire insurance on the part of Landlord and/or Tenant and for reasonable delay on account of "labor troubles" or any other cause beyond Landlord's control.

(d) The parties agree that this Section 14 constitutes an express agreement governing any case of damage or destruction of the Demised Premises or the Building by fire or other casualty and any statute which provides for such contingency in the absence of an express agreement now or hereafter in force shall have no application in any such case.

(e) The parties hereto shall endeavor to procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policies covering the Demised Premises, the Building and personal property, fixtures, and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and, having obtained such clauses and/or endorsements or waiver of subrogation or consent to a waiver of right of recovery, each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and co-extensive with the terms and provisions of the waiver of subrogation clauses and/or endorsements or clauses and/or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of such additional premium and the other party at its own election may but shall not be obligated to pay the same.

15. CONDEMNATION. If all or substantially all of the Demised Premises shall be taken for public or quasi-public use by any public or quasi-public authority under the power of eminent domain, or if such portion of the Building shall be taken so as to make it economically unfeasible, in Landlord's sole opinion, to continue to operate the remaining portion of the Building as an office building, then this Lease shall terminate on the date of such taking. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or any claim to any part of the award made for such taking except as herein provided, and the Rental shall be paid on that date, with a proportionate refund by Landlord of any Rental paid with respect to the period following the effective date of such termination. If a portion of the Demised Premises or of the Building shall be so taken, and this Lease shall not be terminated as a result thereof, then Landlord shall proceed with reasonable promptness to repair and restore the remainder of the Demised Premises and/or Building, to the extent practicable, to its condition prior to such taking. Landlord's duties hereunder with respect to the Demised Premises shall be restricted to the repair or restoration within the remainder of the Demised Premises of the alterations, additions or improvements, or the decoration thereof, included within the definition of "Work" in the Work Letter attached hereto, except that if there is no such Work Letter, then the Demised Premises shall be restored to their condition as of the Commencement of the Term, subject to elimination of any furniture, fixtures or improvements then located in the Demised Premises which were discarded, removed or destroyed by Tenant. Tenant shall thereupon proceed with such additional repairs or restoration as are necessary to restore the Demised Premises, to the extent practicable, to their original condition. In the event that a portion of the Demised Premises shall be taken and such taking shall not result in a termination of this Lease, then effective as of the date of such taking the Rental shall be reduced in the proportion that the floor area of the Demised Premises so taken bears to the total floor area in the Demised Premises. In any condemnation proceedings, Tenant shall be entitled to claim an amount equal to the unamortized cost (depreciated on a straight line basis, computed monthly) to the Tenant of all leasehold improvements made by Tenant during the Term hereof, but only if such awards shall be made by the court in addition to (and shall in no manner whatsoever reduce) the award made by it to Landlord for the land and improvements or part thereof so taken.

16. BANKRUPTCY

(a) If at any time prior to the date herein fixed as the Commencement of the Term of this Lease any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against Tenant, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare the Tenant insolvent or unable to pay the Tenant's debts, and the same is not dismissed within thirty (30) days, or if the Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, this Lease shall ipso facto be cancelled and terminated unless such cancellation or termination be contrary to law. In such event neither the Tenant nor any person claiming through or under the Tenant nor by virtue of any statute or of an order of any court, shall be entitled to possession of the Demised Premises and the Landlord in addition to other rights and remedies given herein or elsewhere in the Lease contained, or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security deposit or monies received by the Landlord from the Tenant or others on behalf of the Tenant upon the execution hereof.

(b) If at the date fixed as the Commencement of the Term of this Lease or if at any time during the Term any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against Tenant, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Tenant insolvent or unable to pay Tenant's debts, and in case of any involuntary petition the same is not dismissed within thirty (30) days, or if the Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, then and in any such event Landlord may, if Landlord so elects and to the extent permitted by law, with or without entry or other action by Landlord, forthwith terminate this Lease. Landlord shall forthwith upon such termination be entitled to recover damages in an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term hereof and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent coming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of six percent (6%) per annum. If the Demised Premises or any part thereof be re-let by the Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the rights of the Landlord to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum amount allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

17. DEFAULT

(a) If the Tenant defaults in the payment of Rental or in the prompt and full performance of any covenant, condition or other provision of this Lease, or if the leasehold interest of the Tenant be levied upon under execution or be attached by process of law or if a receiver be appointed for any property of the Tenant, or if the Tenant abandons the Demised Premises or any portion of the Demised Premises, then and in any such event the Landlord may, if the Landlord so elects but not otherwise, upon serving five (5) days prior written notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days if the Tenant has not cured said default, either forthwith terminate this Lease and the Tenant's right to possession of the Demised Premises, or without terminating this Lease, forthwith terminate the Tenant's right to possession of the Demised Premises.

(b) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of the Tenant's right to possession without termination of this Lease, the Tenant shall surrender possession and vacate the Demised Premises immediately, and deliver possession thereof to the Landlord. In such event, Tenant hereby grants to the Landlord full and free license to enter into and upon the Demised Premises with or without process of law and to repossess the Demised Premises and its former estate and to expel or remove the Tenant and any others who may be occupying or within the Demised Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing the Landlord's rights to rent or any other right given to the Landlord hereunder or by operation of law. Tenant expressly waives the service of any demand for the payment of rent or for possession and the service of any notice of the Landlord's election to terminate this Lease or to re-enter the Demised Premises, including any and every form of demand and notice prescribed by any statute or other law, and agrees that the simple breach of any covenant or provision of this Lease by the Tenant shall, of itself, without the service of any notice or demand whatsoever, constitute a forcible detainer by the Tenant of the Demised Premises within the meaning of the statutes of the State of Illinois.

(c) If the Tenant abandons the Demised Premises or otherwise entitles the Landlord so to elect, and the Landlord elects to terminate the Tenant's rights to possession only, without terminating the Lease, the Landlord may, at the Landlord's option enter into the Demised Premises, remove the Tenant's signs and other evidence of tenancy, and take and hold possession thereof as in paragraph (b) of this Section 17 provided, without such entry and possession terminating this Lease or releasing the Tenant, in whole or in part, from the Tenant's obligation to pay the Rental hereunder for the full Term, and in any such case the Tenant shall pay forthwith to the Landlord a sum equal to the entire amount of the Rental specified in Sections 1, 2 and 3 of this Lease for the residue of the stated Term

plus any other sums then due hereunder. Upon and after entry into possession without termination of this Lease, the Landlord may, but need not re-let the Demised Premises or any part thereof for the account of the Tenant or any person, firm or corporation other than the Tenant for such rent with such concessions or free rent, for such time and upon such terms as the Landlord in the Landlord's sole discretion shall determine, and the Landlord shall not be required to accept any tenant offered by the Tenant or to observe any instruction given by the Tenant about such re-letting. In any such case, the Landlord may make repairs, alterations and additions in or to the Demised Premises, and redecorate the same to the extent deemed by the Landlord necessary or desirable, and the Tenant shall, upon demand, pay the cost thereof, together with the Landlord's expenses of the re-letting. If the consideration collected by the Landlord upon any such re-letting for the Tenant's account is not sufficient to pay the full amount of the Rental reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating and the Landlord's expenses, the Tenant shall pay to the Landlord the amount of each monthly deficiency upon demand; and if the consideration so collected from any such re-letting is more than sufficient to pay the full amount of the rent reserved herein, together with the costs and expenses of the Landlord, the Landlord, at the end of the stated term of this Lease, shall account to the Tenant for such surplus.

(d) Any damages and related expenses for which Tenant is liable hereunder, at the option of Landlord, may be recovered by it at the time of the retaking and reentry, or in separate actions, from time to time, as Tenant's obligation to pay Base Rent would have accrued if the Term had continued, or from time to time as said damages and related expenses shall have been made more easily ascertainable by reletting of the Premises, or such action by Landlord may, at the option of Landlord, be deferred until the expiration of the Term, in which latter event the cause of action shall not be deemed to have accrued until the date of the termination of the Term.

18. SURRENDER OF POSSESSION. Upon termination of this Lease and the Term hereby created, whether by lapse of time or at the option of Landlord as aforesaid, Tenant will at once surrender possession of the Demised Premises to Landlord and remove all effects therefrom, and if such possession is not immediately surrendered Landlord may forthwith re-enter the Demised Premises and repossess itself thereof as of its former estate and to expel or remove all persons and effects therefrom, using such force as may be necessary, without being deemed guilty of any manner of trespass, eviction or forcible entry or detainer. Without limiting the generality of the foregoing, Tenant agrees to remove at the termination of the Term the items of property title to which is to remain in Tenant under the terms of Section 8 of this Lease, provided, however, that Tenant shall repair and restore in a good and workmanlike manner any damage to the Demised Premises or the Building caused by such removal. If Tenant shall fail or refuse to remove all such property from the Demised Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost to Landlord either by set-off, credit allowance or otherwise, and Landlord shall be entitled to be reimbursed by Tenant for any removal or other expenses incurred by Landlord as a result of such abandonment.

19. HOLDING OVER. If Tenant shall retain possession of the Demised Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, Tenant's occupancy shall be deemed to be that of a tenancy-at-will and subject to all terms and conditions of this Lease applicable thereto, including those set forth in this Section 19. In such event, Tenant shall pay to Landlord two hundred percent (200%) of all forms of Rental then applicable for each month or portion thereof (including reasonable attorney's fees), and also shall pay all damages sustained by Landlord on account thereof. The provisions of this Section 19 shall not operate as a waiver by Landlord of any right of re-entry hereinbefore provided. Any and all options to extend or renew set forth in this Lease, if any, shall be deemed terminated and shall be of no further effect as of the first date the Tenant holds over. At the option of Landlord, expressed in a written notice to Tenant, and not otherwise, such holding over shall constitute a renewal of this Lease for a period of one year at the Rental specified in this Section 19.

20. NONWAIVER. No waiver of any agreement or condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such agreement or condition if such violation be continued or repeated subsequently, and no express waiver shall affect any agreement or condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination in any way of the Term, or of Tenant's right of possession hereunder, or after the giving of any notice, shall reinstate, continue to extend the Term or affect any notice given to Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Demised Premises Landlord may receive and collect any Rental due, and the payment of said Rental shall not waive or affect said notice, suit or judgment.

21. WAIVER OF NOTICE. Except as provided in Section 17 hereof, Tenant hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Demised Premises and waives the service of any other notice or demand prescribed by any state or other law.

22. LANDLORD'S TITLE. Landlord's title is and always will be paramount to the title of the Tenant, and nothing herein contained shall empower the Tenant to do any act which can, shall or may encumber the title of the Landlord.

23. SUBORDINATION, ATTORNMENT. Tenant hereby agrees that this Lease and the estate created hereby shall be subject and subordinate or, at any mortgagee's option exercised by notice to Tenant, superior to any mortgage (which term shall include any mortgage, trust deed or deed of trust) that has heretofore, or may hereafter, be placed upon the Property and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements and extensions thereof. The provisions of this Section 23 shall be self-operative, but in confirmation of such subordination, Tenant shall, upon the written demand from Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence the subordination of this Lease to the underlying lien or liens of any such mortgage, trust deed or deed of trust. Notwithstanding the subordination of this Lease to all mortgages, this Lease shall not be terminable by Tenant hereunder by reason of the foreclosure of any mortgage, except that this Lease may be terminated if Tenant hereunder is named as a party defendant and served with process by or on behalf of the holder of any mortgage on the real property in the foreclosure of such mortgage, and if a final order or judgment of foreclosure is entered.

Should any mortgage affecting the Property be foreclosed or if any ground or underlying lease be terminated:

(a) The liability of the mortgagee, trustee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Property and such liability shall not continue or survive after further transfer of ownership; and

(b) Upon request of the mortgagee or trustee, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder, or if any ground or underlying lease be terminated for any reason, Tenant will attorn as Tenant under this Lease to the ground lessor under the ground lease and will execute such instruments as may be necessary or appropriate to evidence such attornment.

24. ESTOPPEL CERTIFICATE. The Tenant agrees that from time to time upon not less than ten (10) days prior request by Landlord, the Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that this Lease as modified is in full force and effect); (b) the dates to which the Rental and other charges have been paid; (c) that the Landlord is not in default under any provisions of this Lease, or if in default, the nature thereof in detail, and such other information as Landlord, mortgagee or purchaser at any foreclosure sale or other such person designated by the Landlord shall reasonably require. Failure to deliver the certificate within ten (10) days after request by Landlord shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the ten (10) days after requested by Landlord, then by such failure Tenant shall irrevocably constitute and appoint Landlord as its attorney-in-fact to execute and deliver the certificate to any third party.

25. ASSIGNMENT AND SUBLETTING

(a) Tenant shall not, without Landlord's prior written consent: (i) assign, hypothecate, mortgage, encumber, or convey this Lease; (ii) allow any transfer hereof or any lien upon Tenant's interest by operation of law; (iii) sublet the Demised Premises or any part thereof; or, (iv) permit the use or occupancy of the Demised Premises or any part thereof by anyone other than Tenant.

(b) In the event Tenant desires the consent of Landlord to an assignment of the entire Demised Premises for the remaining term or subletting of all or a portion of the Demised Premises, Tenant shall submit to Landlord: (i) the proposed sublease or assignment, which is not to commence prior to thirty (30) days from the date the submission to Landlord occurs, and is subject to approval of Landlord; and (ii) sufficient information to permit Landlord to determine the acceptability, financial responsibility, and character of subtenant or assignee.

(c) Within thirty (30) days after receipt of the materials and information set forth in Section 25(b), Landlord shall respond by, either: (i) granting or refusing its consent; (ii) terminating this Lease on the date the assignment or sublease was to commence; or (iii) terminating this Lease for the subject premises so as to lease the subject premises directly to the subtenant or assignee. Tenant shall remain liable for all payments due under this Lease through the date of termination even though such amounts may be billed subsequent to termination.

(d) If Landlord does not terminate this Lease for the subject premises or terminate the Lease so as to lease the subject premises directly to subtenant or assignee pursuant to Section 25(c), Landlord shall not unreasonably withhold its consent, except that such consent may be reasonably withheld if: (i) in the judgment of Landlord, the subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building; (ii) in the judgment of Landlord, the purposes for which the subtenant or assignee intends to use the subject premises are not in keeping with the standards of Landlord for the Building, or are in violation of the terms of any other lease in the Building, (the purpose for which subtenant or assignee intends to use the subject premises may not be in violation of this Lease); (iii) Tenant is in default under this Lease; (iv) the subject premises is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes; (v) the subtenant or assignee is either a government (or subdivision or agency thereof) or a present occupant of the Building; (vi) an assignment is desired and the subject premises is less than the entire Demised Premises or less than the remaining term is being assigned; (vii) the assignee or sublessee is not, in the sole judgment of Landlord, solvent or does not have unencumbered assets of a value at least equal to twice the projected costs of the obligations to be assumed for the unexpired term of this Lease; or (viii) in the judgment of Landlord such a sublease or assignment would violate any term, condition, covenant, negative covenant or agreement of the Landlord involving the Building, or any other tenant's lease within the Building.

(e) If Landlord grants consent it shall be upon and subject to the following terms: (i) the terms and conditions of this Lease, including among other things, Tenant's liability for the subject premises shall in no way be deemed modified, abrogated or amended; (ii) Tenant shall pay Landlord a reasonable fee determined by Landlord for each sublease or assignment submitted to reimburse Landlord for all costs and expenses including the cost of investigating the acceptability of the proposed transferee and reasonable attorneys' fees; (iii) the consent shall not be deemed a consent to any further subletting or assignments by either Tenant, subtenants or assignees; and (iv) Tenant shall pay Landlord as additional Base Rent, all of the excess payments or other economic consideration whether denominated as rent or otherwise (together with escalations) payable to Tenant under the sublease or assignment which might be in excess of the Base Rent plus Additional Rent and Rent Adjustments payable to Landlord under this Lease.

(f) Any direct or indirect sale or other transfer of a majority of the voting stock of Tenant, if Tenant is a corporation, or any direct or indirect sale or other transfer of a majority of the general partnership interests in Tenant, if Tenant is a partnership, or any direct or indirect sale or other transfer of a majority of the membership interests in Tenant, if Tenant is a limited liability company, whether any such sale or transfer shall occur as the result of any single transaction or event or any series of transactions or events, shall be an assignment for the purposes of this Section 25. In addition, any direct or indirect sale or other transfer, including a transfer as a result of a merger or consolidation, of all or a substantial part of the assets of Tenant to another person or entity shall constitute an assignment for purposes of this Section 25. As used in this Section 25, the term "Tenant" shall also mean any entity that has guaranteed any obligations under this Lease, and the prohibitions hereof shall be applicable to any said guarantor.

26. NOTICES. All notices, consents and other communications required or permitted hereunder shall be in writing and shall be mailed or delivered as set forth in the Schedule, or to such additional or other persons, at such other address or addresses, as may be designated by notice from the respective parties. Mailed communications shall be sent by United States certified or registered mail, postage prepaid or by reputable national overnight courier service. Mailed notices shall be deemed to have been given on the earlier of actual delivery or

three (3) business days after posting in the United States Mail in the case of certified or registered mail and one (1) day in the case of overnight courier.

27. SUBSTITUTION OF DEMISED PREMISES. At any time hereafter, Landlord may substitute for the Demised Premises other premises (herein referred to as the "New Demised Premises") provided:

(a) the New Demised Premises shall be similar to the Demised Premises in area and use for Tenant's purposes and shall be located in the Building;

(b) if Tenant is already in occupancy of the Demised Premises, Landlord shall pay the expenses of Tenant for moving from the Demised Premises to the New Demised Premises and for improving the New Demised Premises so that they are substantially similar to the Demised Premises; and

(c) such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant.

28. SECURITY DEPOSIT. If a Security Deposit is provided for in the Schedule, said amount shall be deposited with Landlord's Building Manager upon the execution of this Lease as security for the performance of all covenants and agreements of Tenant hereunder. Landlord or its Building Manager may at any time or times apply all or any portion thereof in payment of any amounts due Landlord from Tenant or otherwise in satisfaction of Tenant's obligations hereunder. Upon termination of this Lease and full performance of all of Tenant's obligations hereunder, so much of the Security Deposit as remains unapplied shall be returned to Tenant. Upon any expenditure by Landlord or its Building Manager of all or any part of the Security Deposit, Tenant shall promptly upon receipt of a statement therefor, replenish said Security Deposit to the amount set forth in the Schedule. The Security Deposit may be commingled with other funds and shall not bear interest.

29. GENERAL

(a) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

(b) All installments of Rental which are unpaid when due shall bear interest at a rate equal to two percent (2%) per month, or the then maximum legal rate, whichever is lower.

(c) Tenant shall pay all attorneys fees and expenses of Landlord incurred in enforcing any of the obligations of Tenant under this Lease.

(d) The word "Tenant" where used herein shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

(e) Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of their respective heirs, legal representatives, successors and permitted charges.

(f) Tenant represents and warrants that Tenant has dealt directly with (and only with) the Brokers listed in the Schedule in connection with this Lease, and that insofar as Tenant knows no other broker negotiated this Lease or is entitled to any commission therewith and the execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty.

(g) All of the representations and obligations of Landlord are contained herein and this Lease contains the final and entire agreement between the parties, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority by Landlord.

(h) Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by Tenant and constitutes the valid agreement of Tenant, binding in accordance with the terms hereof. If Tenant is a corporation and if Landlord so requests, Tenant shall deliver to Landlord or its agent, concurrently with its execution and delivery of this Lease, certified resolutions of the Board of Directors (and shareholders, if required) authorizing Tenant's execution and delivery of this Lease and performance of Tenant's obligations hereunder. If Tenant is a partnership, Tenant represents and warrants that all of the persons who are a general or managing partner in the partnership have executed this Lease, and that each of them, and each future general or managing partner of Tenant, shall be at all times jointly and severally liable hereunder, and that the death, resignation or withdrawal of any such partner shall not release the liability of such partner unless Landlord consents in writing to such release.

(i) Submission of this Lease for examination shall not bind Landlord in any manner, and no obligation on the part of Landlord shall arise hereunder until this Lease is signed and delivered by Landlord and Tenant.

(j) No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

(k) No member, general or limited partner or shareholder of Landlord (including any assignee or successor of Landlord) or other holder of any equity interest in Landlord shall be personally liable or personally responsible for the performance of Landlord's obligations under this Lease. The liability of Landlord (including any assignee or successor of Landlord) for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Property and Building and Tenant shall not look to any of Landlord's other assets in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

(l) No waiver or breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.

(m) If any provision of this Lease either expressed or implied obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance shall be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

(n) Every agreement contained in this Lease is, and shall be construed as a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Lease, the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

(o) Unless otherwise provided herein, whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord.

(p) All times, whenever stated in this Lease, are declared to be of the essence of this Lease.

(q) This Lease shall be construed and governed by the laws of the state in which the Premises are located. Should any provision of this Lease and/or its conditions be illegal or not enforceable under the laws of said state, it or they shall be considered severable, and the Lease and its conditions shall remain in force and be binding upon the parties hereto as though the said provision had never been included.

(r) Tenant's obligations under this Lease, including without limitation its obligations under Sections 6 and 10 of this Lease, shall survive the expiration or earlier termination of the Lease term, the discharge of all other obligations owed by the parties to each other, and any transfer of title to the Property (whether by sale, foreclosure, deed-in-lieu of foreclosure or otherwise).

(s) Tenant agrees to furnish or cause to be furnished to Landlord within 90 days of the end of each fiscal year its annual financial statements for the previous year certified by an appropriate officer or other

representative of Tenant. Tenant consents to Landlord's delivery of such financial statements to any mortgagee with respect to the Property.

(t) If Landlord shall at any time transfer its interest in the Property or this Lease, Landlord shall be released of any obligations accruing after such transfer, except the obligation to return to Tenant any Security Deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

(u) Tenant shall not record in any public records any memorandum or any portion of this Lease.

(v) The RSF of the Premises and the Building as stated in the Schedule may be increased or decreased as a result of the addition and/or deletion of rentable space in the Building or remeasurement of the Premises or the Building by Landlord.

(w) If Tenant consists of more than one person or entities, the liability of such persons or entity which together constitute Tenant shall be deemed to be joint and several.

30. WAIVER OF TRIAL BY JURY. Landlord and Tenant each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

31. DELIVERY OF DEMISED PREMISES. Landlord shall paint the Demised Premises using Building standard paint in a color selected by Tenant.

32. TENANT'S PERSONAL PROPERTY AND FIXTURES. Tenant hereby grants to Landlord all of its personal property and fixtures now or hereafter located within the Demised Premises as security for performance of all of Tenant's obligations under this Lease. Tenant may replace such personal property and fixtures with items of equal or better quality, but shall not otherwise remove them from the Demised Premises without the consent of Landlord until all of the obligations of Tenant under this Lease have been performed. This Lease constitutes a security agreement creating a security interest in such property in favor of Landlord, subject only to the liens of existing creditors, and Landlord may at any time file this Lease as a financing statement under the Illinois Uniform Commercial Code.

33. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

34. AMERICANS WITH DISABILITIES ACT. The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Demised Premises and the Building depending on, among other things, whether: (1) Tenant's business operations are deemed a "place of public accommodation" or a "commercial facility," (2) compliance with such requirements is "readily achievable" or "technically infeasible," and (3) a given alteration affects a "primary function area" or triggers so-called "path of travel" requirements. Tenant has been provided an opportunity to inspect the Demised Premises and the Building sufficient to determine whether or not the Demised Premises and the Building in their condition current as of the date hereof deviate in any manner from the ADA Accessibility Guidelines ("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Demised Premises or the Building. Except as may otherwise be specifically provided herein, Tenant accepts the Building in "as-is" condition and agrees that Landlord makes no representation or warranty as to whether the Demised Premises or the Building conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Demised Premises or the Building. Tenant has prepared or reviewed the plans and specifications for the initial preparation of the Demised

Premises for Tenant's use and occupancy and has independently determined that such plans and specifications are in conformance with the ADAAG and any other requirements of the ADA. To the extent that Landlord prepared, reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA.

35. ANTI-TERRORISM REPRESENTATIONS. Tenant is not, and shall not during the Term become, a person or entity with whom Landlord is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 1002, H.R. 3162, Public Law 107-56 (commonly known as the "USA Patriot Act") and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, "Anti-Terrorism Laws"), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated and Blocked Persons List (collectively "Prohibited Persons).

To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Demised Premises. Tenant will not in the future during the Term engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Demised Premises.

Breach of these representations constitutes a material breach of this Lease and shall entitle Landlord to any and all remedies available thereunder, or at law or in equity.

36. EXPANSION SPACE. In the event Tenant desires to lease additional space in the Building, Landlord shall use reasonable efforts to identify available space in the Building suitable for use by Tenant, provided, however, Landlord shall be under no obligation to lease particular space to Tenant or make such space available at any particular time or rental. If Tenant chooses to lease additional space in the Building that Landlord has identified as available for lease by Tenant, such option shall be subject to the conditions that: (i) on the date Tenant exercised such option or the date Tenant occupies such additional space, Tenant is not in default under this Lease, (ii) Tenant shall not have assigned this Lease or sublet any portion of the Demised Premises under a sublease which is in effect at any time prior to Tenant occupying such additional space and (iii) Landlord and Tenant agree upon the terms of a lease amendment incorporating such additional space.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the day and year first above written.

LANDLORD:	TENANT:
SM BRELL II, L.P., a California Limited Partnership	LUCEO, INC., an Illinois corporation
By: Koll Bren Schreiber Realty Advisors, Inc., a Delaware Corporation, its agent	By: ____________________
By: ____________________	Name: Siva Natarajan
Mark Brecheen, Senior Vice President	Title: President and CEO